UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

SMARTHEAT INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53052	98 -0514768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +86 (24) 2519-7699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 29, 2009 the Registrant filed a Form 8-K announcing that its subsidiary Shenyang Taiyu Machinery and Electrical Equipment Co., Ltd (“Taiyu”), entered into an Asset Acquisition Agreement (the “Agreement”) with Siping Beifang Heat Exchanger, Manufacture Co., Ltd (“Siping”), to purchase all of the tangible and intangible assets of Siping for a purchase price of 300,000 restricted shares of the Company’s common stock, par value $.001 per share (the "Common Stock") and  54,000,000 RMB, or  USD 7,906,296 (Exchange rate: US$1= RMB6.83), subject to inventory verification and clearance of transfer restrictions. Taiyu and Siping have amended the Agreement in accordance with the terms therein in order to provide that Taiyu shall purchase only the plant and equipment of Siping and no other assets and have reduced the purchase price by 300,000 shares of Common Stock or approximately $2,200,000 based on the closing price of the Registrant’s common stock on June 15, 2009.

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2009 Shenyang Taiyu Machinery and Electrical Equipment Co., Ltd (“Taiyu”), a wholly owned subsidiary of SmartHeat Inc. (the “Company”), entered into an Amended and Restated Asset Purchase Agreement (the “Amended Agreement”) with Siping Beifang Heat Exchanger, Manufacture Co., Ltd , a company organized under the laws, of the Peoples Republic of China (“Siping”), to purchase certain assets consisting of the plant and equipment of Siping for a purchase price of 54,000,000 RMB, or  USD 7,906,296 (Exchange rate: US$1= RMB6.83), subject to inventory verification and clearance of transfer restrictions, if any, which is payable according, to the following schedule:

Payment In RMB	Payment In USD	Payment Date
RMB 3,000,000	$439,239	May 27, 2009
RMB 10,250,000	$1,500,732	June 30, 2009
RMB 13,000,000	$1,903,367	September 30, 2009
RMB 12,300,000	$1,800,878	March 1, 2010
RMB 8,200,000	$1,200,586	September 30, 2010

(Exchange rate: US$1= RMB6.83)

Taiyu will not assume any of the debt of Siping, and the Amended Agreement provides for Siping’s assistance in the transfer of its assets to Taiyu. The acquisition is expected to be funded with SmartHeat’s existing bank credit facilities as well as internal cash flow.

The transaction closed on June 16, 2009.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statement of Businesses Acquired.

N.A.

(b)	Pro Forma Financial Information.

N.A.

(d)	Exhibits

Exhibit 10.15
English Translation of the Amended and Restated Asset Purchase Agreement, dated June 16, 2009, by and between Taiyu Machinery and Electrical Equipment Co., Ltd and Siping Beifang the Heat Exchanger Manufacture Co.,   Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2009

SMARTHEAT INC.

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Chairman & Chief Executive Officer